Consent of Independent Accountants

We hereby consent to the incorporation by reference to the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 17, 1997, relating to the financial statements and financial highlights of The JPM Institutional Treasury Money Market Fund, The JPM Institutional Service Treasury Money Market Fund and The JPM Institutional Federal Money Market Fund and the financial statements and supplementary data of The Treasury Money Market Portfolio and The Federal Money Market Portfolio appearing in the October 31, 1997 Annual Reports, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

PRICE WATERHOUSE LLP
1177 Avenue of Americas
New York, New York 10036
January 7, 1998